UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 23, 2017

CAPITAL SOUTHWEST CORPORATION

(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On October 23, 2017, Capital Southwest Corporation (the “Company”) entered into a base indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”).  It is anticipated that the Indenture will govern future issuances of debt securities issued by the Company unless otherwise expressly stated in the applicable offering document or prospectus.  The Indenture was entered into by the Company and the Trustee in connection with the Company filing a registration statement on Form N-2 under the Securities Act of 1933, as amended. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended.  As of the date of this report, no debt securities have been issued under the Indenture.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, certain events of bankruptcy and insolvency, and failure to maintain applicable asset coverage requirements.  The Indenture also contains certain covenants that, among other things, limit the ability of the Company, subject to exceptions, to consolidate with or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2017

By:	/s/ Bowen S. Diehl
Name: Bowen S. Diehl
Title: Chief Executive Officer and President